UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 15, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Selects Cincinnati, Ohio, for Laboratory Expansion

LabOne, Inc. (Nasdaq: LABS), today announced the selection of Cincinnati, Ohio, as the location for an expansion of its medical laboratory testing operations. The $21 million project is expected to create 400 jobs by 2008 and retain 562 positions.

"We are excited to announce the selection of Cincinnati, Ohio, for the construction of our new laboratory facility," said W. Thomas Grant II, chairman and CEO of LabOne. "We appreciate the efforts of Governor Taft, members of the Ohio Department of Development, Mayor Luken and the members of the Cincinnati Department of Economic Development for the construction of an incentive package based on anticipated growth of testing services provided from this new facility. We look forward to the announcement of a site and groundbreaking in the near future."

"I'd like to welcome LabOne to Ohio and applaud their decision to bring so many high paying jobs to Cincinnati," said Governor Taft. "Our qualified workforce and easy access to the company's East Coast marketplace are the perfect competitive combination."

In early 2004, LabOne purchased the laboratory operations of The Health Alliance of Greater Cincinnati, creating LabAlliance, Inc., a subsidiary of LabOne.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: April 15, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer